EXHIBIT 16.1

                             ROGOFF & COMPANY, P.C.
                               275 Madison Avenue
                               New York, NY 10016
                            Telephone (212) 557-5666
                            Telecopier (212) 557-9330


May  4,  2004


Scott  Kerr,  President
NES  Worldwide,  Inc.
938  Howe  Street,  Suite  402
Vancouver,  British  Columbia  V6Z1N9
Canada

Re:  NES  Worldwide,  Inc.'s  SB-2

Dear  Mr.  Kerr:

Please accept this letter as confirmation that we agree with the statement below, as it relates to NES Worldwide, Inc., which is included in the NES Worldwide, Inc. registration statement on Form SB-2, pre-effective amendment no. 3.
                              CHANGE IN ACCOUNTANTS

     The auditor for the Company until February 15, 2004 was Rogoff & Co., P.C., at which time Rogoff & Co., P.C. resigned. Going forward after February 15, 2004, the Company's auditor is Sherb & Co., LLP. The prior auditor Rogoff & Co., P.C. resigned because they are no longer going to do audit work for public companies. The prior auditor Rogoff & Co., P.C.'s report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principals. For the period from July 17, 2002 (Inception) through September 30, 2002, and any subsequent interim period preceding the date of resignation, there were no disagreements with the prior auditors, Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was approved by the board of directors.

     At no time preceding the new accountant's, Sherb & Co., LLP, engagement on February 15, 2004 did the Company consult with Sherb & Co., LLP regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Company, nor on any disagreement or reportable event.

Sincerely  Yours,
/s/Rogoff  &  Co.,  P.C.



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